Exhibit 4.2
AVATAR HOLDINGS INC.,
As Issuer
WILMINGTON TRUST FSB,
As Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of February 4, 2011
to the
INDENTURE
Dated as of February 4, 2011
7.50% SENIOR CONVERTIBLE NOTES DUE 2016

i

Schedule A — Additional Shares

Exhibit A — Form of Global Note
Exhibit B — Form of Conversion Notice
Exhibit C — Form of Covenant Breach Repurchase Notice
Exhibit D — Form of Specified Date Repurchase Notice
Exhibit E — Form of Fundamental Change Repurchase Notice
Exhibit F — Form of Assignment and Transfer

ii

FIRST SUPPLEMENTAL INDENTURE
7.50% Senior Convertible Notes due 2016
     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 4, 2011 (this “Supplemental Indenture”), by and between AVATAR HOLDINGS INC., a Delaware Corporation (the “Company”), and WILMINGTON TRUST FSB, a federal savings bank, as Trustee hereunder (the “Trustee”).
RECITALS OF THE COMPANY:
     WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of February 4, 2011 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities evidencing its unsecured indebtedness, in an unlimited aggregate principal amount, in one or more series (collectively, the “Securities” and each, a “Security”);
     WHEREAS, Section 7.01(g) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as provided by Article 2 of the Base Indenture, without the consent of the Holders of any Securities;
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 7.50% Senior Convertible Notes due 2016 (the “Notes”), initially in an aggregate principal amount not to exceed $100,000,000;
     WHEREAS, in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Board of Directors of the Company has duly authorized the execution and delivery of this Supplemental Indenture;
     WHEREAS, the Notes, including the certificate of authentication to be borne by the Notes, the conversion notice, the covenant breach repurchase notice, the specified date repurchase notice, the fundamental change repurchase notice and the certificate of assignment and transfer are to be substantially in the forms attached as exhibits hereto;
     WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Trustee according to its terms have been done and performed; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture and this Supplemental Indenture, the valid and binding obligations of the Company have been done and performed.
NOW THEREFORE, SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and of the covenants contained herein and in the Base Indenture, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes issued on or after the date of this Supplemental Indenture, as follows:
ARTICLE I:
DEFINITIONS
     Section 1.01 Relation to Base Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding or conflicting provisions and definitions in the Base Indenture.
     Section 1.02 Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:
     (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;
     (b) Terms defined both herein and in the Base Indenture shall have the meanings assigned to them herein;
     (c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and
     (d) All other terms used in this Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
     “4.50% Notes” shall mean the 4.50% Convertible Senior Notes due 2024 issued pursuant to the Indenture, dated as of March 30, 2004, between the Company, as issuer, and JPMorgan Chase Bank, as trustee.
     “Additional Interest” shall have the meaning specified in Section 5.03.
     “Additional Notes” shall have the meaning specified in Section 2.05.
     “Additional Shares” shall have the meaning specified in Section 8.01(b)(i).

     “Base Indenture” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.
     “Cash and Cash Equivalents” means, for purposes of Section 4.04 hereof: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (iii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings obtainable from either Moody’s or Standard & Poor’s with maturities of 12 months or less from the date of acquisition; (iv) certificates of deposit and Eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having combined capital and surplus in excess of $500 million and a Thomson Bank Watch Rating at the time of acquisition of “B” or better; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above; (vi) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and (vii) money market or mutual funds at least 90% of the assets of which constitute cash equivalents of the kinds described in clauses (i) through (vi) of this definition.
     “Close of Business” means 5:00 p.m. (New York City time).
     “Common Stock” means, subject to Section 8.06, shares of common stock of the Company, par value $1.00 per share, at the date of this Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means Avatar Holdings Inc., a Delaware corporation, unless and until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who:
     (a) was a member of the Board of Directors on the date of this Supplemental Indenture; or

     (b) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director’s nomination or election.
     “Conversion Agent” shall mean the Trustee or any successor office or agency where the Notes may be surrendered for conversion.
     “Conversion Date” shall have the meaning specified in Section 8.02(b).
     “Conversion Notice” shall have the meaning specified in Section 8.02(b).
     “Conversion Obligation” shall have the meaning specified in Section 8.01(a).
     “Conversion Price” means, as of any date, $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” shall have the meaning specified in Section 8.01(a).
     “Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Guilford, Connecticut, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Covenant Breach Company Notice” shall have the meaning specified in Section 9.01(b).
     “Covenant Breach Repurchase Date” shall have the meaning specified in Section 9.01(a).
     “Covenant Breach Repurchase Price” shall have the meaning specified in Section 9.01(a).
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in the Base Indenture as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Distributed Property” shall have the meaning specified in Section 8.04(c).
     “Effective Date” shall have the meaning specified in Section 8.01(b)(ii).
     “Eligible Market” shall have the meaning specified in Section 3.01(b).
     “Equity Conditions” shall have the meaning specified in Section 3.01(b).

     “Equity Conditions Measuring Period” shall have the meaning specified in Section 3.01(b).
     “Event of Default” means, with respect to the Notes, any event specified in Section 5.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Filing Failure” shall have the meaning specified in Section 5.03.
     “Fundamental Change” will be deemed to have occurred when any of the following has occurred:
     (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Capital Stock of the Company that is at that time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or
     (b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or
     (c) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (d) the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and those of its Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:
     (i) any transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company; and (y) pursuant to which the holders of 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or
     (ii) any merger primarily for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.

     (e) the termination of trading of the Company’s Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices.
     Notwithstanding the foregoing, any transaction or event described above will not constitute a Fundamental Change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clauses (a), (d) or (e) above occurs (without regard to any exclusion in clause (d) thereunder) and at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Notes become convertible into Reference Property in accordance with Section 8.04 and Section 8.06 hereof.
     “Fundamental Change Company Notice” shall have the meaning specified in Section 9.03(b).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.03(a).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.03(a).
     “GAAP” means United States generally accepted accounting principles, consistently applied.
     “Global Note” shall have the meaning specified in Section 2.04.
     “Indebtedness” of any Person means, without duplication, for purposes of Section 4.04 hereof, (i) all indebtedness for borrowed money, secured or unsecured, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) capital leases in accordance with GAAP (other than accrued expenses, trade payables, customer deposits and deferred revenues, in each case, entered into in the ordinary course of business and earn-out obligations owed to sellers in connection with the acquisition of properties), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments (other than reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments that are secured by a cash escrow or that are made in the ordinary course of the development business, in each case only to the extent such payment obligations would not appear as a liability on a balance sheet of such Person in accordance with GAAP), (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (other than estimated development liability for sold land), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all contingent obligations (whether as obligor, guarantor or otherwise) in respect of indebtedness of others of the kinds referred to in clauses (i) through (vi) above; provided, however, that the following shall not be deemed to constitute Indebtedness for purposes of this definition: (a) the accrual of interest, the accretion of original issue discount (in each case, whether as the issuance of pay-in-kind securities or otherwise) and imputed interest, cost or premiums and (b) any non-recourse indebtedness.
     “Indenture” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.
     “Initial Notes” means the Notes issued on the date of this Supplemental Indenture.
     “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest.
     “Interest Payment Date” means February 15 and August 15 of each year, beginning on August 15, 2011.
     “Last Reported Sale Price” means, with respect to Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national securities exchange on which Common Stock or such other security is traded. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.
     “Maturity Date” means February 15, 2016.
     “Merger Event” shall have the meaning specified in Section 8.06(a).

     “Non-Recourse Indebtedness” means, for purposes of Sectin 4.04 hereof, Indebtedness with respect to which recourse for payment is limited to specific assets related to a particular property or group of properties encumbered by a lien securing such Indebtedness; provided, however, that personal recourse of borrower for any such Indebtedness for customary non-recourse carve-outs in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness. “Customary non-recourse carve-outs” means fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements.
     “Non-Stock Change of Control” shall have the meaning specified in Section 8.01(b)(i).
     “Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.05.
     “Noteholder” or “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Security Register.
     “Opening of Business” means 9:00 a.m. (New York City time).
     “Record Date,” with respect to the payment of interest on any Interest Payment Date, shall have the meaning specified in Section 2.03.
     “Redemption Date” means the date fixed for redemption of Notes by the Company.
     “Redemption Price” shall have the meaning specified in Section 3.02(a).
     “Reference Property” shall have the meaning specified in Section 8.06(a).
     “Repurchase Notice” shall have the meaning specified in Section 9.04(a).
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Security” or “Securities” shall have the meaning specified in the first paragraph of the recitals of this Supplemental Indenture.
     “Significant Subsidiaries” shall have the meaning specified in Rule 1-02(w) of Regulation S-X of the Securities Act.
     “Specified Date Company Notice” shall have the meaning specified in Section 9.02(b).
     “Specified Date Repurchase Date” shall have the meaning specified in Section 9.02(a).

     “Specified Date Repurchase Price” shall have the meaning specified in Section 9.02(a).
     “Spin-Off” shall have the meaning specified in Section 8.04(c).
     “Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 8.01(b) hereof. If holders of Common Stock receive only cash in such Fundamental Change transaction, then the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be equal to the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Fundamental Change.
     “Supplemental Indenture” shall have the meaning specified in the preamble of this Supplemental Indenture.
     “Trading Day” means a day during which (i) trading in Common Stock generally occurs and (ii) a Last Reported Sale Price for Common Stock (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided that if shares of Common Stock are not admitted for trading or quotation on or by any United States national exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Day shall mean any Business Day.
     “Trigger Event” shall have the meaning specified in Section 8.04(c).
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor trustee.
ARTICLE II:
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
     Section 2.01 Designation and Amount. The Notes shall be designated as the “7.50% Senior Convertible Notes due 2016.” The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $100,000,000, subject to Section 2.05 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 8.02 hereof and Section 2.08, Section 2.09 and Section 2.10 of the Base Indenture. Each Initial Note is being issued at a price of 100% of its principal amount, plus accrued interest, if any, from February 4, 2011.
     Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto.
          Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture, or as may be required by the Depositary, as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
          A Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Supplemental Indenture. Payment of principal and accrued and unpaid interest on a Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.
          The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form, without interest coupons, and in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If an Interest Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon.
          The Person in whose name any Note (or its Predecessor Security) is registered on the Security Register at the Close of Business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the accrued and unpaid interest payable on such Interest Payment Date, subject to Section 4.01(b) hereof. Interest shall be payable at the office or agency maintained by the Company for such purpose, which shall initially be the Corporate Trust Office. The Company shall make payments of accrued and unpaid interest on (i) any Global Note, in immediately available funds in accordance with the procedures required by the Depositary; (ii) any certificated Notes having a principal amount of less than $2,000,000 by check mailed to the address of the Holder of such Note as such address shall appear in the Security Register or (iii) any certificated Notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the request of the Holder of such Notes duly delivered in writing to the Trustee and the Paying Agent (if different from the Trustee) at least five Business Days prior to the relevant Interest Payment Date; provided, however, at maturity, interest will be payable as set forth in Section 4.01. The term “Record Date” with respect to any

Interest Payment Date shall mean the February 1 or August 1 preceding the applicable February 15 or August 15 Interest Payment Date, respectively.
     Section 2.04 Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form, as attached hereto as Exhibit A (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a definitive Note, shall be effected through the Depositary in accordance with this Supplemental Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     Section 2.05 Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, increase the principal amount of the Notes by issuing additional Notes (“Additional Notes”) of the same series as the Initial Notes in the future in an unlimited aggregate principal amount on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the Additional Notes; provided that such differences do not cause the Additional Notes to constitute a different class of securities than the Notes for U.S. federal income tax purposes; provided further, that the Additional Notes have the same CUSIP number as the Initial Notes. The Notes and any Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under the Base Indenture and this Supplemental Indenture including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. All provisions of the Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes issued under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes and is continuing.
     Any Notes repurchased by the Company may, at the Company’s option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by the Company. Any Notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.
     Section 2.06 No Sinking Fund. No sinking fund is provided for the Notes.
     Section 2.07 Ranking. The Notes constitute a senior general unsecured obligation of the Company, ranking equally in right of payment with all of the existing and future unsecured senior indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.
     Section 2.08 Discharge and Defeasance. The discharge provisions of the Base Indenture related to Notes that will become due and payable within one year in Section 3.01(a)(ii)(B) shall be deleted for purposes of the Notes and not apply to the Notes. The Notes will not be subject to defeasance.
ARTICLE III:
REDEMPTION
     Section 3.01 Redemption Right.

          (a) The Notes shall be redeemable at the Company’s option in accordance with this Article III, in whole or in part, at any time on or after February 15, 2014 if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Company provides a Redemption Notice in accordance with this Article III exceeds 130% of the Conversion Price in effect on each such Trading Day.
          (b) Notwithstanding the foregoing, the Company may only exercise its redemption rights pursuant to clause (a) of this Section 3.01 if, as evidenced by an Officer’s Certificate, all of the conditions listed below (the “Equity Conditions”) are satisfied on each day during the period (x) commencing ten days prior to the date a Redemption Notice is delivered to the Trustee and (y) ending on the Redemption Date (the “Equity Conditions Measuring Period”). The Equity Conditions are as follows:
     (i) all shares of Common Stock issuable upon conversion of the Notes and held by a non-affiliate of the Company shall be eligible for sale without the need for registration under any applicable federal or state securities laws;
     (ii) the Company shall have no knowledge of any fact that would cause any shares of Common Stock issuable upon conversion of the Notes not to be eligible for sale without restriction pursuant to Rule 144 and any applicable state securities laws (other than restrictions due to the Holder of such Common Stock being an Affiliate of the Company);
     (iii) during the Equity Conditions Measuring Period, the Common Stock is listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market or the New York Stock Exchange, or any of their respective successors (each, an “Eligible Market”) and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two trading days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market;
     (iv) during the Equity Conditions Measuring Period, to the extent any Notes have been delivered to the Company for conversion in accordance with the terms of the Notes, the Company shall have delivered shares of Common Stock upon conversion of the Notes to the Holders on a timely basis as set forth in Section 8.03;
     (v) any applicable shares of Common Stock to be issued upon conversion may be issued in full without violating the rules or regulations of The Nasdaq Global Market or any applicable Eligible Market on which the Common Stock delivered upon conversion are then listed or trading;

     (vi) during the Equity Conditions Measuring Period, the Company shall not have failed to make any payments within five Business Days of when such payment is due pursuant to the Notes, this Indenture or related documents;
     (vii) during the Equity Conditions Measuring Period, there shall not have occurred the public announcement of a pending, proposed or intended transaction or event that will constitute a Fundamental Change, pursuant to clause (a) or (d) of the definition thereof (other than, for the avoidance of doubt, any such transaction or event that is not a Fundamental Change as a result of the last paragraph of the definition thereof), which has not been abandoned, terminated or consummated; and
     (viii) no Default or Event of Default under the Indenture shall have occurred and be continuing.
          (c) The Company may elect to redeem any Notes pursuant to this Section 3.01 by providing notice to each Holder of such Notes in accordance with Section 3.04 not less than 25 nor more than 60 calendar days prior to the Redemption Date for such Notes.
          (d) The Trustee has no duty to verify whether the Equity Conditions have been satisfied and may conclusively rely on the Officer’s Certificate delivered in connection therewith.
     Section 3.02 Redemption Price.
          (a) The “Redemption Price” (as determined by the Company) for any Notes redeemed pursuant to Section 3.01 shall be an amount in cash equal to 100% of the aggregate principal amount of the Notes being redeemed, plus any accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date.
          (b) If the Redemption Date falls after a Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the holder of record at 5:00 p.m., New York City time, on such Record Date and the cash portion of the Redemption Price shall not include such accrued and unpaid interest.
     Section 3.03 Selection of Notes to be Redeemed.
          (a) If less than all the Outstanding Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 calendar days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption in integral multiples of $1,000 principal amount by lot, on a pro rata basis or in accordance with such other method as the Trustee reasonably considers fair and appropriate; provided that the unredeemed portion of the principal amount of any Security shall be in a denomination not less than the minimum authorized denomination for such Security.

          (b) The Trustee shall promptly notify the Company in writing of the Notes selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the event the Notes are redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes that has been or is to be redeemed.
          (c) If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder converts a portion of the same Notes, the converted portion shall be deemed to be from the portion selected for redemption.
     Section 3.04 Redemption Notice.
          (a) Notice of redemption (a “Redemption Notice”) shall be given by first-class mail, postage prepaid, to each Holder of Notes to be redeemed, at the address of such Holder as it appears in the Securities Register.
          (b) The Redemption Notice for any Notes to be redeemed shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the Redemption Notice is required to be sent, a statement of how the Redemption Price will be calculated;
     (iii) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Notes to be redeemed;
     (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each Note or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;
     (v) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and
     (vi) the CUSIP number for the Notes redeemed; provided that such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          (c) At the Company’s request, the Trustee shall give the Redemption Notice in the Company’s name and at the Company’s expense; provided that the Company make such request at least three Business Days prior to the date by which such Redemption Notice is to be given to the Holders of the Notes (it being understood that the Company will prepare such notice).
          (d) A Redemption Notice shall be irrevocable.

          (e) A Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
     Section 3.05 Payment of Notes Called for Redemption.
          (a) If any Redemption Notice has been given in respect of any Notes in accordance with Section 3.04, such Notes or portion of such Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of such Notes at the place or places stated in the Redemption Notice, such Notes or the portions thereof specified in the Redemption Notice shall be paid and redeemed by the Company at the applicable Redemption Price.
          (b) On or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:
     (i) the Redemption Date for such Notes; and
     (ii) the time of presentation of such Notes to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 3.05.
The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
          (c) Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Redemption Date falls between a Record Date and the Interest Payment Date to which it relates as set forth in Section 3.02(b), if the Paying Agent holds money sufficient to pay the Redemption Price for all the Notes or portions thereof that are to be redeemed as of the Business Day immediately following the Redemption Date, then on and after the Redemption Date:
     (i) such Notes shall cease to be outstanding as of the Redemption Date and interest, if any, will cease to accrue, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent,
     (ii) all other rights of the Holder will terminate as of the Redemption Date, other than the right to receive the Redemption Price and previously accrued and unpaid interest, if any, upon delivery or transfer of the Notes, and

     (iii) the Holder will be deemed to be a holder of record of any shares of Common Stock issuable in connection with such redemption as of the date of delivery or transfer of the Notes by such Holder.
          (d) Cash amounts due upon redemption in respect of Notes presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees.
          (e) Upon presentation of any Notes redeemed in part only, the Company shall not be required to issue, register the transfer of or exchange any certificated Notes.
     Section 3.06 Officer’s Certificate to Trustee. In connection with any redemption of Notes effected pursuant to this Article III, the Company shall deliver to the Trustee an Officer’s Certificate dated as of the Redemption Date to the effect that all conditions precedent to the redemption of such Notes have been satisfied.
ARTICLE IV:
PARTICULAR COVENANTS OF THE COMPANY
     Section 4.01 Payment of Principal and Interest.
          (a) Section 2.11, Section 8.01 and Section 8.03 of the Base Indenture shall apply to the Notes, subject to Section 8.03 hereof; provided, however, that, the Company shall make payments of accrued and unpaid interest on (i) any Global Note, in immediately available funds in accordance with the procedures required by the Depositary; (ii) any certificated Notes having a principal amount of less than $2,000,000 by check mailed to the address of the Holder of such Note as such address shall appear in the Security Register or (iii) any certificated Notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the request of the Holder of such Notes duly delivered in writing to the Trustee and the Paying Agent (if different from the Trustee) at least five Business Days prior to the relevant Interest Payment Date.
          (b) Except as otherwise provided in this Section 4.01, a Holder of any Notes at 5:00 p.m., New York City time, on a Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date. A Holder of any Notes as of a Record Date that are converted after 5:00 p.m., New York City time on such Record Date and prior to the Opening of Business on the corresponding Interest Payment Date shall be entitled to receive accrued and unpaid interest (including Additional Interest, if any) on the principal amount of such Notes, notwithstanding the conversion of such Notes prior to such Interest Payment Date. However, a Holder that surrenders any Notes for conversion after 5:00 p.m., New York City time on a Record Date and prior to the Opening of Business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the accrued and unpaid interest payable by the Company with respect to such Notes on such Interest Payment Date at the time such Holder surrenders such Notes for conversion, provided, however, that this sentence shall not apply to a Holder that converts Notes:

     (i) after 5:00 p.m., New York City time on the Record Date immediately preceding the Maturity Date;
     (ii) in connection with a redemption by the Company pursuant to Article III, if the Company has specified a Redemption Date that is after a Record Date and on or prior to the next Interest Payment Date;
     (iii) in connection with a Fundamental Change in which the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date; or
     (iv) to the extent of any overdue interest (including overdue Additional Interest, if any), if any overdue interest (including overdue Additional Interest, if any) exists at the time of conversion with respect to such Notes;
Accordingly, a Holder that converts Notes under any of the circumstances described in clauses (i), (ii), (iii) or (iv) above will not be required to pay to the Company an amount equal to the accrued and unpaid interest payable by the Company with respect to such Notes on the relevant Interest Payment Date.
          (c) Notwithstanding anything to the contrary in the Indenture, the Company may pay accrued and unpaid interest (including Additional Interest, if any) to a Person other than the Holder of record on the Record Date immediately prior to the Maturity Date on the Maturity Date. On the Maturity Date, the Company shall pay accrued and unpaid interest only to the Person to whom the Company pays the principal amount of the Notes.
     Section 4.02 Maintenance of Office or Agency for Conversion Agent. If at any time the Conversion Agent is not the Trustee or an office or agency designated or appointed by the Trustee, the Company will give prompt written notice to the Trustee of the location of such Conversion Agent, and any change in the location of the office or agency of the Conversion Agent. If at any time the Company shall fail to maintain an office or agency for the Conversion Agent or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands related to conversions of Notes may be made or served at the Corporate Trust Office or the office or agency of the Trustee. The Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices, and demands.
Section 4.03 Reports by Company.
          (a) The Company shall deliver to the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the Company is required to file such reports, information and documents with the Commission. All required reports, information and documents referred to in this Section 4.03(a) shall be deemed to be delivered to the Trustee at the time such reports, information and documents are publicly filed with the Commission via the Commission’s EDGAR and/or IDEA filing system (or any successor system).

          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate). Notwithstanding anything to the contrary in this Section 4.03, the Company, to the extent permitted under the Trust Indenture Act, shall not be required to deliver to the Trustee or the Holders any material for which the Company has sought and received confidential treatment by the Commission.
     Section 4.04 Financial Covenants.
          (a) Until February 15, 2014, the Company will maintain, at all times, Cash and Cash Equivalents of not less than $20 million;
          (b) Until February 4, 2013, the Company’s total consolidated Indebtedness shall not exceed $150 million at any time, excluding, for purposes of this clause (b), until April 5, 2011, the Company’s outstanding 4.50% Notes; and
          (c) Until February 4, 2013, the Company’s total consolidated Indebtedness shall not exceed $50 million at any time, excluding for purposes of this clause (c): (i) the Notes, (ii) any Indebtedness with a maturity date after February 15, 2014, which Indebtedness does not provide the holder with a unilateral put right prior to February 15, 2014 and (iii) until April 5, 2011, the Company’s outstanding 4.50% Notes.
ARTICLE V:
DEFAULTS AND REMEDIES
     Section 5.01 Events of Default. The provisions of Section 4.01(a), Section 4.01(b), Section 4.01(c) and the last paragraph under Section 4.01 of the Base Indenture shall not be applicable to the Notes. As contemplated under Section 2.05 and Section 4.01(g) of the Base Indenture, the following events, in addition to the events described in clauses (e) and (f) of the Base Indenture, shall be Events of Default with respect to the Notes:
     (a) failure by the Company to pay any interest (including Additional Interest, if any) on the Notes when due and payable and such failure continues for a period of 30 calendar days;
     (b) failure by the Company to pay principal of the Notes when due at the Maturity Date, or failure by the Company to pay the Covenant Breach Repurchase Price, the Specified Date Repurchase Price, the Fundamental Change Repurchase Price or the Redemption Price payable, in respect of any Notes when due;
     (c) failure by the Company to deliver shares of Common Stock (and cash in lieu of fractional shares) upon the conversion of any Notes and such failure continues for five calendar days following the scheduled settlement date for such conversion;

     (d) failure by the Company to comply with the covenants set forth under Article VII hereof;
     (e) failure by the Company to provide the Fundamental Change Company Notice of the anticipated Effective Date or actual Effective Date of a Fundamental Change on a timely basis as herein required;
     (f) failure by the Company to perform or observe any other term, covenant, or agreement in the Notes or the Indenture (other than the financial covenants set forth in Section 4.04) for a period of 90 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
     (g) failure by the Company to pay when due (whether at maturity or otherwise), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its Significant Subsidiaries in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or
     (h) any final judgment or judgments for the payment of money in excess of $20,000,000 is rendered against the Company or any of its Subsidiaries and is not discharged for any period of 30 consecutive days during which a stay of enforcement is not in effect and the aggregate amount thereof not covered by insurance is in excess of $20,000,000.
          Notwithstanding anything to the contrary, the failure to perform or observe any of the covenants set forth under Section 4.04 shall not be deemed to constitute an Event of Default so long as the Company satisfies its obligation to provide timely notice of such breach and repurchase all Notes it is required to purchase and for which Holders have properly delivered and not withdrawn a written Repurchase Notice as set forth under Section 9.01 and Section 9.04. In the event the Company fails to provide notice of such breach or fails to repurchase Notes in accordance with Section 9.01, such failure shall constitute an Event of Default. Following such Event of Default, 100% of the aggregate principal amount of the Notes shall become due and payable at the Covenant Breach Repurchase Price.
          The Company shall be required to notify the Trustee in writing promptly upon becoming aware of the occurrence of any default (including any breach of a financial covenant set forth in Section 4.04) under the Indenture with respect to the Notes. The Trustee is then required within 90 calendar days of a Responsible Officer becoming aware of the occurrence of any default to give to the registered Holders of the Notes notice of all uncured defaults known to it. However, the Trustee may withhold notice to the Holders of the Notes of any default, except defaults in payment of principal of or interest (including Additional Interest, if any) on the Notes, if the Trustee, in good faith, determines that the withholding of such notice is in the interests of the Holders. The Company is also required to deliver to the Trustee, on or before a date not more than 120 calendar days after the end of each fiscal year and 40 calendar days after the end of each fiscal quarter, an Officer’s Certificate as to compliance with the Indenture, including whether or not any default (including the breach of any financial covenant set forth in Section 4.04 hereof) has occurred.
Section 5.02 Recission of Acceleration.
          After any declaration of acceleration in accordance with Section 4.02 of the Base Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if:
     (a) the Company has paid (or deposited with the Trustee a sum sufficient to pay) (1) all overdue interest (including Additional Interest, if any) on all Notes; (2) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including Additional Interest, if any); and (4) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (b) all Events of Default, other than the non-payment of the principal amount and any accrued and unpaid interest (including Additional Interest, if any) that have become due solely by such declaration of acceleration have been cured or waived.
     Section 5.03 Additional Interest.
          (a) Notwithstanding anything to the contrary in the Indenture, the failure by the Company to comply with Section 4.03, and any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (each, a “Filing Failure”), at the Company’s option will not constitute an Event of Default for the 365 days after the occurrence of such Filing Failure provided the Company pays additional interest on the Notes (“Additional Interest”) at an annual rate equal to 0.50% of the principal amount of the Notes. In the event the Company does not elect to pay the Additional Interest upon a Filing Failure in accordance with this Section 5.03, such Filing Failure will constitute an Event of Default under the Indenture and the Notes will be subject to acceleration in accordance with Section 4.02 of the Base Indenture. The Additional Interest will accrue on all Outstanding Notes from and including the date on which a Filing Failure first occurs to but not including the 365th day thereafter (or such earlier date on which the Filing Failure shall have been cured or waived). On such 365th day (or such earlier date on which the Filing Failure shall have been cured or waived), the Notes will be subject to acceleration in accordance with Section 4.02 of the Base Indenture if the Filing Failure is continuing.
          (b) For the avoidance of doubt, this Section 5.03 will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.
     Section 5.04 Waiver of Past Defaults. Section 4.13 of the Base Indenture is deleted in its entirety and replaced with the following:

          “Section 4.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Notes outstanding may, on behalf of the Holders of all the Notes, waive any past default or Event of Default under the Indenture and its consequences, except:
     (a) failure by the Company to pay principal of (or the Covenant Breach Repurchase Price, the Specified Date Repurchase Price, the Fundamental Change Repurchase Price or Redemption Price, as applicable) or interest (including Additional Interest, if any) on the Notes when due;
     (b) failure by the Company to convert any Notes into Common Stock as provided in this Indenture; or
     (c) failure of the Company to comply with any provision of the Indenture that would require the consent of the Holder of each Outstanding Note affected.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Notes; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.”
     Except as amended, supplemented or modified by Sections 5.01 through 5.04 hereof, all of the provisions of Article Four of the Base Indenture shall be applicable to the Notes.
ARTICLE VI:
SUPPLEMENTAL INDENTURES
     Section 6.01 Supplemental Indentures Without Consent of Noteholders. Without the consent of any Holders of the Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, for any of the following purposes:
     (a) the purposes set forth in Clauses (a), (b) and (d) through (j) of Section 7.01 of the Base Indenture (but not including clause (c) thereof);
     (b) to provide for conversion rights of Holders of Notes and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
     (c) to conform the provisions of the Indenture to the “Description of Notes” section contained in the Company’s final prospectus supplement related to the Notes dated February 4, 2011;
     (d) to increase the Conversion Rate; provided, that the increase will not adversely affect the interests of the Holders of the Notes;

     (e) to cure any ambiguity or correct or supplement any inconsistent provision contained in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interest of the Holders in any material respect;
     (f) to make any provision with respect to matters or questions arising under the Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture; provided that such change or modification does not, in the good faith opinion of the Company’s board of directors, adversely affect the interests of the Holders of the Notes in any material respect; and
     (g) to surrender any right or power conferred upon the Company.
     Section 6.02 Modification and Amendment with Consent of Noteholders. Section 7.02 of the Base Indenture shall be applicable to the Notes. In addition, as contemplated by Sections 2.05 and 7.02 of the Base Indenture, no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (a) make any change that affects the right of any Holder to convert Notes into shares of the Company’s Common Stock or reduce the number of shares of Common Stock receivable, or any other property, including cash, receivable upon conversion pursuant to the terms of the Indenture;
     (b) change the Company’s obligation to repurchase any Notes upon breach of the financial covenants set forth in Section 4.04, on a specified date and upon a Fundamental Change in a manner materially adverse to the Holders;
     (c) reduce any amount payable upon repurchase of the Notes on the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date;
     (d) change the Company’s obligation to maintain an office or agency in a Place of Payment; or
     (e) modify the redemption provisions set forth in Article III in a manner adverse to the Holders of the Notes.
     Section 6.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, the Base Indenture and this Supplemental Indenture shall be modified and amended in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under the Indenture of the Trustee, the Company, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein. After a modification or amendment under the Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.
     Section 6.04 Article Seven of the Base Indenture. Except as amended by this Article VI, all of the provisions of Article 7 of the Base Indenture shall be applicable to the Notes.

ARTICLE VII:
CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE
     Section 7.01 Consolidation, Merger, and Sale of Assets. Section 6.01 of the Base Indenture is deleted in its entirety and replaced with the following:
     “Section 6.01. Company May Consolidate, Etc., Only on Certain Terms. The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person, or permit any Person to consolidate with or merge into the Company or convey, transfer, sell or lease such Person’s properties and assets substantially as an entity to the Company, unless:
     (a) either (i) the Company shall be the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, the due and punctual payment of principal of, premium, if any, and interest on the Notes, and all the obligations of the Company under the Notes and the Indenture;
     (b) immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;
     (c) if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or the Successor Company, as the case may be, under the Notes and the Indenture; and
     (d) the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 7.01 and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 7.03 of the Base Indenture.”
ARTICLE VIII:
CONVERSION OF NOTES
     Section 8.01 Conversion Rights.
          (a) Upon compliance with the provisions of this Article VIII, a Holder of Notes shall have the right, at any time, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date at a rate (the “Conversion Rate”) of 33.3333 shares of Common Stock (subject to adjustment by the Company as provided in Section 8.04) per $1,000 principal amount of Notes (the “Conversion Obligation”), equivalent to an initial conversion price of approximately $30.00 per share.
          (b) (i) If and only to the extent a Noteholder elects to convert Notes prior to the Maturity Date in connection with a transaction described in clause (a), (d), or (e) of the definition of Fundamental Change pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, then the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Such transaction shall be referred to herein as a “Non-Stock Change of Control.” The Company shall notify in writing the Trustee and Holders of the anticipated effective date of a Non-Stock Change of Control at least 20 calendar days prior to the anticipated effective date of such Non-Stock Change of Control. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 8.02 below, as applicable. A conversion of the Notes by a holder will be deemed for these purposes to be “in connection with” a Non-Stock Change of Control if the conversion notice is received by the Conversion Agent following the effective date of the Non-Stock Change of Control but before the Close of Business on the Business Day immediately preceding the related repurchase date. Such conversion notice shall indicate that the Holder of Notes has elected to convert Notes in connection with a Non-Stock Change of Control; provided, however, that the failure to so indicate shall not in any way affect the Conversion Obligation or the right of such Holder to receive Additional Shares in connection with such conversion.
               (ii) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Non-Stock Change of Control occurs or becomes effective (the “Effective Date”), and the Stock Price paid per share for Common Stock in such Non-Stock Change of Control; provided, that if the Stock Price is between two Stock Price amounts in the table attached as Schedule A hereto or the Effective Date is between two Effective Dates in the table attached as Schedule A hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 360-day year; provided further that if (x) the Stock Price is in excess of $70.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 8.04), no Additional Shares will be added to the Conversion Rate, and (y) the Stock Price is less than $19.97 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 8.04), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 50.0751 per $1,000 principal amount of Notes (subject to adjustment in the same manner as set forth in Section 8.04).
          The number of Additional Shares within the table in Schedule A hereto shall be adjusted in the same manner and as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 8.04. The Stock Prices set forth in the first row of the table attached as Schedule A hereto (i.e., the column headers) shall be simultaneously adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.
     Section 8.02 Conversion Procedures.
          (a) Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.
          (b) In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must deliver the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, pay the funds, if any, required by Section 4.01(b) and, if required, all taxes or duties. In order to exercise the conversion rights with respect to any certificated Notes, the Holder of any such Notes to be converted, in whole or in part, shall:
     (i) complete and manually sign the conversion notice provided on the back of the Note and attached hereto as Exhibit B (the “Conversion Notice”) or a facsimile of the Conversion Notice;
     (ii) deliver the completed Conversion Notice, which is irrevocable, and the Note to be converted to the Conversion Agent;
     (iii) if required, furnish appropriate endorsements and transfer documents;
     (iv) if required, pay the funds required by Section 4.01(b); and
     (v) if required, pay all transfer or similar taxes, if any.
The date on which the Holder satisfies all of the applicable requirements set forth in this Section 8.02(b) is the “Conversion Date.” The Notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Holder will not be required to pay any taxes or duties relating to the issuance or delivery of Common Stock if the Holder exercises the conversion rights, but the Holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than that of the Holder of the Note. Certificates representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.
          (c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.
          (d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
          Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the Close of Business on the relevant Conversion Date. The Person in whose name the certificate or certificates for the number of shares of Common Stock that shall be issuable upon such conversion shall become the holder of record of such shares of Common Stock as of the Close of Business on such Conversion Date. Notwithstanding the foregoing and anything contained in this Supplemental Indenture to the contrary, in no event shall a Holder be entitled to the benefit of a Conversion Rate adjustment pursuant to the provisions of Article VIII hereof in respect of Notes surrendered for conversion if, by virtue of being deemed the record holder of the shares of Common Stock issuable upon such conversion pursuant to the foregoing sentence, such Holder participates, as a result of being such holder of record, in the transaction or event that would otherwise give rise to such Conversion Rate adjustment to the same extent and in the same manner as holders of shares of Common Stock generally.
          (e) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
          (f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s option to require the Company to purchase such Note may be converted only if such applicable Repurchase Notice is withdrawn in accordance with Article IX hereof prior to the Close of Business on the Covenant Breach Repurchase Date, Specified Date Repurchase Date or Fundamental Change Repurchase Date, as applicable.
     Section 8.03 Payments Upon Conversion.
          (a) Upon any conversion of any Notes, on the third Business Day immediately following the Conversion Date, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to (i) the aggregate principal amount of such Notes to be converted divided by $1,000, multiplied by (ii) the Conversion Rate in effect as of such Conversion Date, together with any cash payment for any fractional share of Common Stock as described in this Section 8.03.
          (b) Notwithstanding anything to the contrary in the Indenture, upon the conversion of any Notes, the Holder will not be entitled to receive any separate cash payment for accrued and unpaid interest (including Additional Interest), if any, except to the extent specified in Section 4.01. The Company’s delivery to the Holder of Common Stock together with any cash payment for any fractional share of Common Stock into which a Note is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest (including Additional Interest), if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest (including Additional Interest), if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
          (c) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Last Reported Sale Price preceding the Conversion Date.
     Section 8.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS1

OS0
     where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or combination, as the case may be.
          Such adjustment shall become effective immediately prior to the Opening of Business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.
          (b) In case the Company shall issue to all or substantially all holders of its Common Stock any rights, warrants, or convertible securities (other than rights issued pursuant to a shareholders’ rights plan) entitling them for a period of not more than 45 days from the issuance date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, then the Conversion Rate shall be adjusted based on the following formula; provided that the Conversion Rate will be readjusted to the extent that such rights, warrants, or convertible securities are not exercised or converted prior to the expiration.

CR1	=	CR0	x	OS0 + X

OS0 + Y
     where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants, or convertible securities, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution.
          Such adjustment shall be successively made whenever any such rights, warrants, or convertible securities are issued and shall become effective immediately prior to the Opening of Business on the record date for such distribution.

          In determining whether any rights, warrants, or convertible securities entitle the holder thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, and in determining the aggregate offering price of such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, or convertible securities and any amount payable on exercise or conversion thereof, where the value of such consideration, if other than cash, shall be determined by the Board of Directors.
          (c) In case the Company shall distribute shares of Capital Stock, evidences of indebtedness or other assets or property to all or substantially all holders of its Common Stock (excluding dividends and distributions covered by Section 8.04(a), Section 8.04(b), Section 8.04(d), and distributions described below in this Section 8.04(c) with respect to Spin-Offs (as defined below)) (any of such shares of Capital Stock, evidences of indebtedness or other asset or property hereinafter in this Section 8.04(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0

SP0 – FMV
     where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors or a committee thereof) of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the Opening of Business on the record date for such distribution.
          If the Board of Directors determines the fair market value of any distribution for purposes of this Section 8.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in determining SP0 above.
          With respect to an adjustment pursuant to this Section 8.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company listed on a national or regional securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	FMV + MP0

MP0
     where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for the Spin-Off;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for the Spin-Off;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or other similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period immediately following, and including, the third Trading Day after the record date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
          Such adjustment shall occur immediately after the Opening of Business on the day after the last day of the Valuation Period; provided that in respect of any conversion within the ten Trading Days following the commencement of the Valuation Period, references within this Section 8.04(c) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed during such Valuation Period in determining the applicable Conversion Rate.
          If any such dividend or distribution described in this Section 8.04(c) is declared but not paid or made, the adjusted Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          Rights, warrants, or convertible securities distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase Capital Stock (either initially or under certain circumstances), which rights, warrants, or convertible securities, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04(c) (and no adjustment to the Conversion Rate under this Section 8.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, warrants, or convertible securities shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.04(c). If any such rights, warrants, or convertible securities, including any such existing rights, warrants, or convertible securities distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, warrants, or convertible securities become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants, or convertible securities with such rights (and a termination or expiration of the existing rights, warrants, or convertible securities without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants, or convertible securities, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8.04 was made, (1) in the case of any such rights, warrants, or convertible securities that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, warrants, or convertible securities (assuming such holder had retained such rights, warrants, or convertible securities), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, warrants, or convertible securities that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
          For purposes of this Section 8.04(c) and Section 8.04(a) and Section 8.04(b), any dividend or distribution to which this Section 8.04(c) is applicable that also includes a dividend or distribution of Common Stock to which Section 8.04(a) applies or a dividend or distribution of rights, warrants, or convertible securities to subscribe for or purchase Common Stock to which Section 8.04(a) or Section 8.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such Common Stock or rights, warrants, or convertible securities to which this Section 8.04(c) applies, and any Conversion Rate adjustment required by this Section 8.04(c) with respect to such dividend or distribution shall then be made, immediately followed by (2) a dividend or distribution of such Common Stock or such rights, warrants, or convertible securities (and any further Conversion Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the record date” and “the date fixed for such determination” within the meaning of Section 8.04(a) and Section 8.04(b) and (B) any Common Stock included in such dividend or distribution shall not be deemed outstanding “at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record for such dividend or distribution or the effective date of such share split or combination” within the meaning of Section 8.04(a) or “at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution” within the meaning of Section 8.04(b).
          (d) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up or in respect of events to which Section 8.06 applies), then the Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP0

SP0 – C
     where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the record date for such dividend or distribution;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the record date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the record date for such distribution; and

C	=	the amount in cash per share that the Company distributes to holders of Common Stock.
          Such adjustment shall become effective immediately prior to the Opening of Business on the record date for such dividend or distribution.
          If any such dividend or distribution described in this Section 8.04(d) is declared but not paid or made, the adjusted Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          For the avoidance of doubt, for purposes of this Section 8.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 8.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
          (e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + ( SP1 x OS1 )

OS0 × SP1

     where

CR1	=	the Conversion Rate in effect immediately prior to the Opening of Business on the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the day such tender offer or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Averaging Period”);

OS1	=	the number of shares of Common Stock outstanding immediately after the Close of Business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).
          Such adjustment shall become effective immediately prior to the Opening of Business on the day following the last day of the Averaging Period; provided that in respect of any conversion within the ten trading days following the commencement of the Averaging Period, references within this Section 8.04(e) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed during such Averaging Period in determining the applicable Conversion Rate.
          (f) For purposes of this Section 8.04, the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders of the Company entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (g) All calculations and other determinations under this Article VIII shall be made by the Company in accordance with Section 10.04 hereof and shall be made to the nearest cent or to the nearest one-ten thousandth ( 1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or the right to purchase Common Stock or such convertible or exchangeable securities, other than as provided in this Section 8.04. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1% in the Conversion Rate then in effect at such time. The Company shall carry-forward any adjustments that are less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the first date of issue of the Notes and otherwise (ii)(1) upon a conversion of the Notes by a Holder or (2) prior to any Covenant Breach Repurchase Date, Specified Date Repurchase Date or Fundamental Change Repurchase Date, unless such adjustment has already been made.
          (h) Whenever the Company adjusts the Conversion Rate as herein provided, the Company shall issue a press release through Business Wire containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time.
     Section 8.05 Shares to be Fully Paid. Subject to Section 8.03(c), the Company shall provide, free from preemptive rights, sufficient Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.
     Section 8.06 Effect of Reclassification, Consolidation, Merger or Sale.
          (a) If the Company:
     (i) reclassifies or changes its Common Stock (other than changes resulting from a subdivision or combination); or
     (ii) consolidates or merges with or into any Person or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of its assets and those of its Subsidiaries taken as a whole to another Person;
and in either case holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their Common Stock (any such event, a “Merger Event”), then from and after the effective date of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, each outstanding Note will, without the consent of Holders of the Notes, become convertible in accordance with the Indenture into the consideration the holders of Common Stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”). If the transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property into which the Notes will become convertible will be deemed to be the kind and amount of consideration elected to be received by a majority of Common Stock which voted for such an election (if electing between two types of consideration) or a plurality of Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be. The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 8.06 in all material respects.
          (b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Security Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 8.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 8.06 applies to any Merger Event, Section 8.04 shall not apply.
          This Section 8.06 shall not affect the right of a Holder of Notes to convert its Notes prior to the Merging Event.
     Section 8.07 Voluntary Increases of Conversion Rate. The Company shall, to the extent permitted by law and subject to the applicable rules of the Nasdaq, increase the Conversion Rate of the Notes by any amount for a period of at least 20 calendar days if the Board of Directors of the Company determine that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to Holders of Common Stock or rights to purchase the Company’s Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
     Section 8.08 Notice to Holders Prior to Certain Actions.
     In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 8.04; or
     (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights, warrants, or convertible securities to subscribe for or purchase any share of any class or any other rights, warrants, or convertible securities;
     (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company for which approval of any shareholders of the Company is required; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at its address appearing on the Security Register as promptly as possible but in any event at least fifteen (15) days prior to the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants, or convertible securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to convert their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 8.09 Shareholder Rights Plans.
          (a) To the extent that any future shareholders’ rights plan adopted by the Company is in effect upon conversion of the Notes into Common Stock, Holders shall receive, in addition to any Common Stock issuable upon such conversion, the rights under the applicable rights agreement unless the rights have separated from the Common Stock at the time of conversion of the Notes, in which case, the Conversion Rate will be adjusted as if the Company distributed to all holders of its Common Stock shares of its Capital Stock, evidences of indebtedness or assets as described in Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
          (b) Except in the case of Spin-Offs, in cases where the then fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above or if SP0 exceeds the fair market value of the Distributed Property by less than $1.00, rather than being entitled to an adjustment in the conversion price, the Holder of Notes will be entitled to receive upon conversion, in addition to Common Stock, the kind and amount of Distributed Property comprising the distribution that such Holder would have received if such Holder had converted such Notes immediately prior to the record date for determining the stockholders entitled to receive the distribution.
ARTICLE IX:
REPURCHASE OF NOTES AT OPTION OF HOLDERS
     Section 9.01 Repurchase Right of Holders Upon Breach of Certain Financial Covenants.
          (a) If the Company breaches any of the covenants set forth in Section 4.04, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase up to 50% in aggregate principal amount of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the Business Day after the Close of Business on the date (the “Covenant Breach Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five

(35) Business Days after the date of the Covenant Breach Company Notice (as defined below) at a repurchase price equal to 110% of the principal amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Covenant Breach Repurchase Date (the “Covenant Breach Repurchase Price”); provided, however, if the Covenant Breach Repurchase Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest (including Additional Interest, if any) will be paid on the Covenant Breach Repurchase Date to the Holder of record on the Record Date.
          (b) On or before the twentieth (20th) calendar day after any breach by the Company of the financial covenants set forth in Section 4.04, the Company shall provide to all Holders of record of the Notes as of the date of the breach at their addresses shown in the Security Register (and to beneficial owners to the extent required by applicable law) and the Trustee and Paying Agent a written notice (the “Covenant Breach Company Notice”) of the occurrence of such breach and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first-class mail. Simultaneously with providing such Covenant Breach Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in New York City or publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Covenant Breach Company Notice shall specify:
     (i) the financial covenant that has been breached;
     (ii) the date of the breach;
     (iii) that the Holder must exercise the repurchase right prior to the Close of Business on the Covenant Breach Repurchase Date;
     (iv) the Covenant Breach Repurchase Price;
     (v) the Covenant Breach Repurchase Date;
     (vi) the name and address of the Paying Agent;
     (vii) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the applicable Repurchase Notice in accordance with the terms of the Indenture; and
     (viii) the procedures that Holders must follow to require the Company to repurchase their Notes.
          No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.01.
          At the Company’s request, the Trustee shall give the Covenant Breach Company Notice in the Company’s name and at the Company’s expense; provided that the Company make such request at least three Business Days prior to the date by which such Covenant Breach

Company Notice is to be given to the Holders of the Notes (it being understood that the Company will prepare such notice).
     Section 9.02 Repurchase Right of Holders On Specified Date.
          (a) On February 15, 2014, each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on such date (the “Specified Date Repurchase Date”) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Specified Date Repurchase Date (the “Specified Date Repurchase Price”); provided, however, the accrued and unpaid interest (including Additional Interest, if any) will be paid on the Specified Date Repurchase Date to the Holder of record on the Record Date.
          (b) On or before the twentieth (20th) Business Day before the Specified Date Repurchase Date, the Company shall provide to all Holders of record of the Notes at their addresses shown in the Security Register (and to beneficial owners to the extent required by applicable law) and the Trustee and Paying Agent a written notice (the “Specified Date Company Notice”) of the repurchase right at the option of the Holders. Such mailing shall be by first-class mail. Simultaneously with providing such Specified Date Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in New York City or publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Specified Date Company Notice shall specify:
     (i) that the Holder must exercise the repurchase right prior to the Close of Business on the Specified Date Repurchase Date;
     (ii) the Specified Date Repurchase Price;
     (iii) the Specified Date Repurchase Date;
     (iv) the name and address of the Paying Agent;
     (v) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the applicable Repurchase Notice in accordance with the terms of the Indenture; and
     (vi) the procedures that Holders must follow to require the Company to repurchase their Notes.
          No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.02.
          At the Company’s request, the Trustee shall give the Specified Date Company Notice in the Company’s name and at the Company’s expense; provided that the Company make such request at least three Business Days prior to the date by which such Specified Date

Company Notice is to be given to the Holders of the Notes (it being understood that the Company will prepare such notice).
     Section 9.03 Repurchase Right of Holders Upon a Fundamental Change.
          (a) If a Fundamental Change occurs at any time prior to the Maturity Date, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the Business Day following the Close of Business on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, if the Fundamental Change Repurchase Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest (including Additional Interest, if any) will be paid on the Fundamental Change Repurchase Date to the Holder of record on the Record Date.
          (b) Not later than the fifth (5th) calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes as of the date of the Fundamental Change at their addresses shown in the Security Register (and to beneficial owners to the extent required by applicable law) and the Trustee and Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first-class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in New York City or publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) if such Fundamental Change Company Notice is delivered prior to the occurrence of a Fundamental Change pursuant to a definitive agreement giving rise to a Fundamental Change, that the offer is conditioned on the occurrence of such Fundamental Change;
     (iv) that the Holder must exercise the repurchase right prior to the Close of Business on the Fundamental Change Repurchase Date;
     (v) the Fundamental Change Repurchase Price;
     (vi) the Fundamental Change Repurchase Date;

     (vii) the name and address of the Paying Agent and the Conversion Agent;
     (viii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (ix) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the applicable Repurchase Notice in accordance with the terms of the Indenture; and
     (x) the procedures that Holders must follow to require the Company to repurchase their Notes.
          No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.03.
          At the Company’s request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that the Company make such request at least three Business Days prior to the date by which such Fundamental Change Company Notice is to be given to the Holders of the Notes (it being understood that the Company will prepare such notice).
Section 9.04 Procedures Upon Exercise of a Repurchase Right.
          (a) Repurchases of Notes under this Article IX shall be made, at the option of the Holder thereof, upon delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice in one of the forms, as applicable, attached hereto as Exhibit C, Exhibit D and Exhibit E (each, a “Repurchase Notice”) at any time after the date of the Covenant Breach Company Notice, the Specified Date Company Notice or the Fundamental Change Company Notice, as applicable, until 5:00 p.m., New York City Time, on the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date, as applicable (together with the Notes to be repurchased, if certificated Notes have been issued).
          (b) The Repurchase Notice shall state:
     (i) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof;
     (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; and
     (iv) in the case of a Repurchase Notice delivered in connection with the Covenant Breach Repurchase Date, the aggregate amount of Notes held by such

Holder and a certification that the Notes tendered for repurchase do not exceed 50% in the aggregate principal amount of such Holder’s Notes.
provided, however, that if the Notes are not in certificated form, the Repurchase Notice must comply with appropriate procedures of the Depositary. The Trustee shall have no duty to verify the accuracy of any information contained in a Repurchase Notice, including without limitation, any certification from a Holder regarding their aggregate holdings provided in connection with a Covenant Breach Repurchase Date.
          Any repurchase by the Company contemplated pursuant to the provisions of this Article IX shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of (i) the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date, as applicable, and (ii) the time of the book-entry transfer or delivery of the Note.
          The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 9.04(c).
          Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in a form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
          (c) A Repurchase Notice may be withdrawn by delivering a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) at any time prior to 5:00 p.m., New York City time, on the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date, as applicable, specifying:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;
     (ii) the principal amount, if any, of such Notes that remains subject to the original Repurchase Notice; and
     (iii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
          The Paying Agent will promptly return to the respective Holders thereof any certificated Notes with respect to which a Repurchase Notice has been withdrawn in compliance with the provisions of this Section 9.04(c). If the Notes are not in certificated form, such return must comply with the appropriate procedures of the Depositary. If a Repurchase Notice is given and then subsequently withdrawn in accordance with this Section 9.04(c), then the Company shall not be obligated to repurchase any Notes listed in such Repurchase Notice.
          (d) On or prior to 11:00 a.m. (local time in the City of New York) on the Business Day following the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date, as applicable, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company) or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with the Indenture an amount of money or securities sufficient to repurchase as of the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date, as applicable, all of the Notes to be repurchased as of such date at the Covenant Breach Repurchase Price, the Specified Date Repurchase Price or the Fundamental Change Repurchase Price, as applicable. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Close of Business on the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date, as applicable, will be made promptly after the later of (x) the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date, as applicable, with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Covenant Breach Repurchase Price, the Specified Date Repurchase Price or the Fundamental Change Repurchase Price, as applicable, in this Article IX), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Article IX by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register (in the case of certificated Notes) or by wire transfer of immediately available funds to the account of the Depositary or its nominee (if the Notes are not in certificated form). The Trustee shall, promptly after such payment return to the Company any funds in excess of the Covenant Breach Repurchase Price, the Specified Date Repurchase Price or the Fundamental Change Repurchase Price, as applicable.
          (e) If the Trustee (or other Paying Agent appointed by the Company) holds cash sufficient to repurchase immediately following the Covenant Breach Repurchase Date, the Specified Date Repurchase Date and Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following such date, as applicable, then as of such repurchase date:
     (i) such Notes will cease to be Outstanding,
     (ii) interest (including Additional Interest, if any) will cease to accrue on such Notes, whether or not a book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, as the case may be, and
     (iii) all other rights of the Holders of such Notes will terminate other than the right to receive the Covenant Breach Repurchase Price, the Specified

Date Repurchase Price or the Fundamental Change Repurchase Price, as applicable, upon delivery or transfer of such Notes.
          (f) In connection with any repurchase, the Company shall, to the extent applicable:
     (i) comply with the provisions of Rule 13e-4 of the Exchange Act and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes;
     (ii) file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Notes; and
     (iii) comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Notes.
          (g) The Company may arrange for a third party to purchase any Notes for which it receives a valid Repurchase Notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the Notes applicable to the repurchase right with respect to the Notes. If a third party purchases any Notes under these circumstances, then interest will continue to accrue on those Notes and those Notes will continue to be outstanding after the repurchase date and will be fungible with all other Notes then outstanding. The third party subsequently may resell those purchased Notes to other investors. The Company shall provide written notice to the Trustee if a third party purchases the Notes under these circumstances.
     Section 9.05 No Payment Following Acceleration of the Notes. There shall be no purchase of any Notes pursuant to this Article IX if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Covenant Breach Repurchase Date, the Specified Date Repurchase Date or the Fundamental Change Repurchase Date, as applicable. The Trustee (or other Paying Agent appointed by the Company) will promptly return to the respective Holders thereof any certificated Notes held by it following acceleration of the Notes and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
     Section 9.06 Compliance with Tender Offer Rules. In connection with any offer to purchase Notes under Article IX hereof, the Company shall, in each case if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Article IX to be exercised in the time and in the manner specified in Article IX.

ARTICLE X:
MISCELLANEOUS PROVISIONS
     Section 10.01 Ratification of Base Indenture. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the Notes and this Supplemental Indenture.
     Section 10.02 Governing Law. The Indenture, including the Supplemental Indenture, and the Notes issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.
Section 10.03 Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but a complete set of which, when taken together, shall together constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile and pdf signature shall be deemed original signatures.
     Section 10.04 Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of Common Stock, accrued interest payable on the Notes and the Conversion Rate and Conversion Price. The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward these calculations to any Holder of the Notes upon the written request of that Holder.
     Section 10.05 Non-Business Day. Section 1.15 of the Base Indenture shall also apply to any Covenant Breach Repurchase Date, Specified Date Repurchase Date, Fundamental Change Purchase Date, Redemption Date or Conversion Date in respect of the Notes.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

AVATAR HOLDINGS INC.
By:	/s/ Patricia K. Fletcher
	Name:	Patricia K. Fletcher
	Title:	Executive Vice President

WILMINGTON TRUST FSB, as Trustee
By:	/s/ Joseph P O’Donnell
	Name:	Joseph P O’Donnell
	Title:	Vice President

Schedule A

Effective Date	Stock Price

	$19.97	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00
February 4, 2011	16.7418	11.2630	7.8820	5.9145	4.6855	3.8651	3.2837	2.8494	2.5105	2.2370	2.0103
February 15, 2012	16.7418	9.8082	6.3612	4.4839	3.4005	2.7322	2.2894	1.9746	1.7370	1.5488	1.3941
February 15, 2013	16.7418	8.5068	4.7897	2.9189	1.9731	1.4816	1.2061	1.0329	0.9102	0.8150	0.7367
February 15, 2014	16.7418	7.2019	3.4392	1.1152	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 15, 2015	16.7418	6.6667	2.6633	0.7801	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
February 15, 2016	16.7418	6.6667	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
[FORM OF FACE OF NOTE]
[Include only for Global Notes]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AVATAR HOLDINGS INC.
7.50% Senior Convertible Notes due 2016

No. _______	$100,000,000
CUSIP No. 053494 AG5
     Avatar Holdings Inc., a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) or such other principal amount as shall be set forth on the Schedule I hereto on February 15, 2016, unless earlier converted, repurchased or redeemed.
     This Note shall bear interest at the rate of 7.50% per year from February 4, 2011, or from the most recent date to which interest had been paid or provided. Except as otherwise provided in the Indenture, interest is payable semi-annually in arrears on each February 15 and August 15, commencing August 15, 2011, to Holders of record at the Close of Business on the preceding February 1 and August 1, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including February 4, 2011, if no interest has been paid hereon) to but excluding such Interest Payment Date. To the extent lawful, payments of principal or interest (including Additional Interest, if any) on the Notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate borne by the Notes from the required payment date in accordance with the provisions of the Indenture.
     Payment of the principal and interest on, or Repurchase Price or Redemption Price of, this Note will be made at the office or agency of the Company maintained for that purpose, which shall initially be the Corporate Trust Office, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company shall make payments of accrued and unpaid interest on (i) any Note in global form, in immediately available funds in accordance with the procedures required by the Depositary; (ii) any certificated Note having a principal amount of less than $2,000,000 by check mailed to the address of the Holder of such Note as such address shall appear in the Security Register or (iii) any certificated Note having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the written request of the Holder of such Note duly delivered in writing to the Trustee and the Paying Agent (if different from the Trustee) at least five Business Days prior to the relevant Interest Payment Date.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

AVATAR HOLDINGS INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
     This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as trustee
BY:
Authorized Officer

[FORM OF REVERSE OF NOTE]
Avatar Holdings Inc.
7.50% Senior Convertible Notes due 2016
     This Note is one of a duly authorized issue of Securities of the Company, designated as its 7.50% Senior Convertible Notes due 2016 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of February 4, 2011 (herein called the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 4, 2011 (herein called the “Supplemental Indenture” and collectively with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust FSB (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest (or the repurchase price, as applicable), on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Covenant Breach Repurchase Price, Fundamental Change Repurchase Price, Specified Date Repurchase Price, Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 6.02 of the Supplemental Indenture and Section 7.02 of the Base Indenture, without the consent of each Holder of an Outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on or the Repurchase Price or Redemption Price of, as applicable, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes (except as otherwise provided in the Base Indenture), Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.
     Subject to and upon compliance with the provisions of the Indenture, the Holder may surrender for conversion all or any portion of this Note that is in an integral multiple of $1,000. Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Note. Instead, the Company shall pay cash in lieu of such fractional share of Common Stock as provided in the Indenture. The initial Conversion Rate shall be 33.3333 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in accordance with the provisions of the Indenture. If a Holder converts all or a part of this Note in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in the Indenture.
     The Company must comply with certain financial maintenance covenants as set forth in Section 4.04 of the Supplemental Indenture.
     Upon a breach by the Company of any of the financial covenants set forth in Section 4.04 of the Supplemental Indenture, the Holder has the right, at such Holder’s option, to require the Company to repurchase up to 50% in aggregate principal amount of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) in accordance with the provisions of the Indenture on the Business Day following the Covenant Breach Repurchase Date at a price equal to 110% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Additional Interest, if any) to but excluding the Covenant Breach Repurchase Date, except as otherwise provided in the Indenture. The Company shall mail to all Holders of record of the Notes a notice of the occurrence of a breach of a covenant and of the repurchase right arising as a result thereof on or before the 20th calendar day after such breach in accordance with the procedures set forth in the Indenture.
     On February 15, 2014, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) in accordance with the provisions of the Indenture on the

Business Day following the Specified Date Repurchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Additional Interest, if any) to but excluding the Specified Date Repurchase Date, except as otherwise provided in the Indenture. The Company shall mail to all Holders of record of the Notes a notice of the occurrence of the Specified Date Repurchase Date and of the repurchase right arising as a result thereof not less than 20 Business Days prior to the Specified Date Repurchase Date in accordance with the procedures set forth in the Indenture.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) in accordance with the provisions of the Indenture on the Business Day following the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Additional Interest, if any) to but excluding the Fundamental Change Repurchase Date, except as otherwise provided in the Indenture. The Company shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof at any time following the Company entering into a definitive agreement that, if consummated, would give rise to a Fundamental Change, but in any event not later than the fifth (5th) calendar day after the occurrence of a Fundamental Change.
     The Company may, at any time on or after February 15, 2014, at its option, redeem for cash all or any portion of the Outstanding Notes, but only if the last reported sale price of the Common Stock of the Company for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Company provides the Redemption Notice exceeds 130% of the Conversion Price in effect on each such Trading Day and certain other conditions set forth in Section 3.01 of the Supplemental Indenture are met. The Redemption Price will be payable in cash and will equal 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date.
     The Notes will not be entitled to the benefit of any sinking fund.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company, which shall initially be the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection with any registration of transfer or exchange of Notes (except as otherwise set forth in the Base Indenture).
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Schedule I
Avatar Holdings, Inc.
7.50% Senior Convertible Notes due 2016
     No. ______
Schedule of Exchanges of Interests in the Global Note
     The following exchanges of a part of this Global Note for an interest in another Global Note for a Definitive Note or in connection with a Conversion, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
of this Global Note
	Amount of decrease in	Amount of increase in	following such	Signature of authorized
Date of Exchange or	Principal Amount of	Principal Amount	decrease	officer of Trustee or
Conversion	this Global Note	of this Global Note	(or increase)	Custodian

Exhibit B
FORM OF CONVERSION NOTICE
To: Avatar Holdings Inc. and Paying Agent
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes and duties payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.
Dated: ___________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock is to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

B-1

Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)
(Street Address)
(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000 Social Security or Other Taxpayer Identification Number

B-2

Exhibit C
FORM OF COVENANT BREACH REPURCHASE NOTICE
     To: Avatar Holdings Inc. and Paying Agent
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Avatar Holdings Inc. (the “Company”) as to the occurrence of a breach of covenant with respect to the Company and requests and instructs the Company to repay the portion of the Note up to 50% in aggregate principal amount (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.
Dated: ___________

Signature(s)

Social Security or Other Taxpayer Identification Number:

Principal amount to be repaid: $        ,000.
Total Principal Amount Owned by such Holder: $_______________

NOTICE:

The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

Exhibit D
FORM OF SPECIFIED DATE REPURCHASE NOTICE
     To: Avatar Holdings Inc. and Paying Agent
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Avatar Holdings Inc. (the “Company”) as to the repurchase right associated with the Specified Date and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.
Dated: ___________

Signature(s):__________________

Social Security or Other Taxpayer Identification Number:

Principal amount to be repaid (if less than all): $         ,000

NOTICE:

The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1

Exhibit E
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
     To: Avatar Holdings Inc. and Paying Agent
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Avatar Holdings Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.
Dated: ___________

Signature(s)

Social Security or Other Taxpayer Identification Number:

Principal amount to be repaid (if less than all): $         ,000

NOTICE:

The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

E-1

Exhibit F
FORM OF ASSIGNMENT AND TRANSFER
     For value received                     hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and                      appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
     Dated: ___________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if Common Stock is to be issued, or Notes to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Fundamental Change, or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

F-1